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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 30, 2004

                        PHIBRO ANIMAL HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

           New York                   333-64641                13-1840497
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(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)            File Number)          Identification Number)

                                One Parker Plaza
                           Fort Lee, New Jersey 07024
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               (Address of Principal Executive Offices) (Zip Code)

                                 (201) 944-6020
              (Registrant's telephone number, including area code)
              ----------------------------------------------------

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

Item 5.  Other Events and Regulation FD Disclosure.

      On June 30, 2004, one of the Company's French subsidiaries, La Cornubia SA ("La Cornubia"), filed for bankruptcy under the insolvency laws of France. The Company believes that, as a result of the bankruptcy filing by La Cornubia, it is possible that LC Holdings SA ("LC Holdings"), La Cornubia's parent and another of the Company's French subsidiaries, may also file for bankruptcy in France.

      The Company's domestic Loan and Security Agreement, dated as of October 21, 2003, as amended, among the Company, various of its domestic Subsidiaries and Wells Fargo Foothill, Inc., as Agent, and the lenders thereunder (the "Senior Credit Facility"), contains certain provisions with respect to the Company's subsidiaries, including Events of Default (as defined) with respect to the commencement by subsidiaries of reorganization, bankruptcy, insolvency or similar proceedings. The Company has obtained a waiver under the Senior Credit Facility so that neither La Cornubia's bankruptcy filing, nor the possible bankruptcy filing by LC Holdings (together with La Cornubia, the "French Subsidiaries"), would constitute an Event of Default under the Senior Credit Facility.

      The Indenture, dated as of October 21, 2003 (the "2003 Indenture"), among the Company, Phillip Brothers Netherlands III B.V., an indirect wholly-owned subsidiary of the Company (the "Dutch Issuer" and, together with the Company, the "Issuers"), the Guarantors named therein and HSBC Bank USA, as trustee and as collateral agent, relating to the issuance of 105,000 units (the "Units") consisting of $85.0 million of 13% Senior Secured Notes due 2007 of the Company and $20.0 million 13% Senior Secured Notes due 2007 of the Dutch Issuer, contains certain provisions providing for Events of Default based on breaches of covenants with respect to, defaults in respect of Indebtedness (as defined) of, and judgments, orders or decrees against, Restricted Subsidiaries (as defined). The Issuers have obtained the requisite consent of a majority of the holders of the Units to amend the Indenture to exclude each of the French Subsidiaries as a Restricted Subsidiary from various provisions defining such Events of Default under the 2003 Indenture, and otherwise waiving any Event of Default thereunder due to bankruptcy filings by the French Subsidiaries.

      The Indenture, dated as of June 11, 1998, as supplemented (the "1998 Indenture"), among the Company, the Guarantors named therein and JP Morgan Chase Bank, as trustee, relating to the Company's 9-7/8% Senior Subordinated Notes due 2008 (the "Notes"), contains certain provisions providing for Events of Default based on breaches of covenants with respect to, defaults in respect of Indebtedness (as defined) of, and judgments, orders or decrees against, Restricted Subsidiaries (as defined), as well as Events of Default due to various events involving the bankruptcy of Restricted Subsidiaries. The Company has obtained the requisite consent of a majority of the holders of the Notes to amend the 1998 Indenture to exclude each of the French Subsidiaries as a Restricted Subsidiary from various provisions defining such Events of Default under the 1998 Indenture, and otherwise waiving any Event of Default thereunder due to bankruptcy filings by the French Subsidiaries.


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

      The Company does not believe that La Cornubia's bankruptcy filing, nor the possible bankruptcy filing by LC Holdings, will have a material adverse effect on its financial condition or results of operations.

                                      * * *

      This Form 8-K contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based upon beliefs of, and information currently available to the Company's management. The Company's actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual developments to differ materially from those contemplated, include, without limitation: (i) the decisions and actions of creditors of the Company and its subsidiaries; (ii) the Company's ability to negotiate with its creditors and creditors of its subsidiaries; (iii) additional facts and developments, not now known to the Company; and (iv) the risks of future litigation by creditors of either of the French Subsidiaries. Certain additional factors that might cause such a difference are discussed in the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2003 and/or in its most recent Form 10-Q for its quarterly period ended March 31, 2004. The Company assumes no responsibility to update the information included in this Form 8-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PHIBRO ANIMAL HEALTH CORPORATION

Date: July 2, 2004                              By: /s/ Jack C. Bendheim
                                                    ----------------------------
                                                    Jack C. Bendheim
                                                    Chairman of the Board

Date: July 2, 2004                              By: /s/ Gerald K. Carlson
                                                    ----------------------------
                                                    Gerald K. Carlson
                                                    Chief Executive Officer

Date: July 2, 2004                              By: /s/ Richard G. Johnson
                                                    ----------------------------
                                                    Richard G. Johnson
                                                    Chief Financial Officer


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